CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this post effective amendment to the registration statement on Form SB-2 dated December 30, 2004 of our report dated May 20, 2003, relating to the financial statements of Capital Tech, Inc. as of December 31, 2002 and to the reference to our firm under the caption EXPERTS in the registration statement.




James E. Scheifley & Associates, P.C.
Certified Public Accountants
December 30, 2004
Dillon, Colorado